                                    EXHIBIT C

                  MEMBERS OF FIRST SOUTHERN INVESTMENTS, L.L.C.

                          PRESENT PRINCIPAL              OCCUPATION  OR
        NAME              BUSINESS ADDRESS                 EMPLOYMENT

John Ball               P. O. Box 628            Regional CEO & Director,
                        27 Public Square         First Southern National Bank
                        Lancaster, KY  40444     (Bank)

Kathy Ball              3050 Rio Dosa Drive      Registered Nurse, Charter Ridge
                        Lexington, KY  40509     Behavioral Health System
                                                 (Health Care Facility)

William R. Clark        P. O. Box 628            Senior Vice President, First
                        27 Public Square         Southern National Bank
                        Lancaster, KY 40444      (Bank)

McKinley Dailey         P. O. Box 628            Loan Officer, First Southern
                        27 Public Square         National Bank
                        Lancaster, KY 40444      (Bank)

Kim Dailey              937 Moberly Road         Teacher, Mercer County High
                        Harrodsburg, KY 40330    School (Public School)

Tommy J. Davis          P.O. Box 27              Vice President,  First Southern
                        Main Street              National Bank (Bank)
                        Hustonville, KY  40437

Joseph E. Hafley        P. O. Box 328            Chief Lending Officer, First
                        99 Lancaster Street      Southern Bancorp, Inc. (Bank
                        Stanford, KY  40484      Holding Company)

J. Paul Long, Jr.       P. O. Box 295            Community CEO, First
                        102 West Main Street     Southern National Bank (Bank)
                        Stanford, KY  40484

Jill Martin             P. O. Box 328            Secretary,  First Southern
                        99 Lancaster Street      Bancorp, Inc. (Bank Holding
                        Stanford, KY  40484      Company)

                                  Page 17 of 19

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G. Louis Mason II       P. O. Box 328            Technology Manager,  First
                        99 Lancaster Street      Southern Bancorp, Inc. (Bank
                        Stanford, KY  40484      Holding Company)

Scott Morris            P. O. Box 328            Accountant,  First Southern
                        99 Lancaster Street      Bancorp, Inc. (Bank Holding
                        Stanford, KY  40484      Company)

James P. Rousey         3060 Harrodsburg         Regional CEO & Director, First
                        Lexington, KY 40503      Southern National Bank
                                                 (Bank)

John R. Swaim           P.O. Box 430             City CEO, First Southern
                        204 Fairfield Drive      National Bank - Nicholasville
                        Nicholasville, KY 40356  Office (Bank)

Becky Taylor            3060 Harrodsburg Road    Vice President, First Southern
                        Lexington, KY  40503     National Bank (Bank)

Becky Taylor Custodian
for Matt                3060 Harrodsburg Road    Vice President, First Southern
Taylor                  Lexington, KY  40503     National Bank (Bank)

Everett H. Taylor       1490 New Circle Road, NE Asst. Volvo Service Manager,
                        Lexington, KY  40509     Quantrell Cadillac (Car
                                                 Dealership)

Michael Taylor          P. O. Box 328            Loan Officer, First Southern
                        99 Lancaster Street      National Bank (Bank)
                        Stanford, KY  40484

Margaret Taylor         80 Lakeview Road         Homemaker
                        Stanford, KY  40484

Robert M. Turok         3060 Harrodsburg Road    Executive Vice President, First
                        Lexington, KY  40503     Southern National Bank (Bank)

Dennis Vaught           P. O. box 69             Senior Vice President,
                        Main Street              First Southern National Bank
                        Paint Lick, KY  40461    (Bank)

Barbara Young           P. O. Box 295            Executive Vice President, First
                        102 West Main Street     Southern National Bank  (Bank)
                        Stanford, KY  40484